SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2008

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1807 Capital Avenue, Suite 101 I Cheyenne, Wyoming 82001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(307) 637-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement

On January 17, 2008, effective as of January 1, 2008, Wildcat Energy Corp., a wholly owned subsidiary of Platina Energy Group, Inc. (collectively, the "Company") entered into an Agreement of Sale and Purchase (the "Agreement") with Energas Resources, Inc. ("Energas"), TGC, Inc., a wholly-owned subsidiary of Energas, ("TGC") and AT Gas Gathering Systems, Inc., a wholly-owned subsidiary of Energas ("ATG")( Energas, TGC and ATG collectively, "Energas Resources") with the transactions set forth in the Agreement also closing on January 17, 2008 effective as of January 1, 2008. Pursuant to the Agreement, Energas Resources sold to the Company (i) all of the Energas Resources properties and interests, producing and non-producing, owned by Energas Resources as listed in the Agreement (ii) all right title and interest of Energas Resources in oil, gas and mineral leases, subleases, easements, farmout agreements, royalty agreements, overriding royalty agreements, and/or net profit interest agreements in 11 properties located in Laurel County, Kentucky and 10 properties in Whitley County, Kentucky as described in the Agreement, (iii) the interests of Energas Resources in certain property located in Laurel and Whitley Counties, Kentucky including but not limited to wells, approximately 9 miles of natural gas transmission line and gathering system facilities, compressor station and De-Hy Unit and other personal property as further described in the Agreement and (iv) all regulatory permits, licenses and authorizations relating to the purchased assets. The purchase price for the foregoing assets is $2,300,000 of which $100,000 was paid at the closing and $2,200,000 was paid by the Company executing a 7 1/2 % interest non recourse promissory note (the "Note") secured by the assets transferred to the Company. The Note further provides that the Company pay Energas Resources $100,000 on April 1, 2008, $100,000 on July 1, 2008 and commencing October 1, 2008, quarterly payments of interest only until January 1, 2010 when all outstanding principal and accrued but unpaid interest is due in full.

On January 17, 2008, Platina Energy Group, Inc. ("Platina") also entered into an Agreement for Sale and Purchase of Oil and Gas Properties (the "Wyoming Agreement") with Energas with the transactions set forth in the Wyoming Agreement also closing on January 17, 2008. Pursuant to the Wyoming Agreement, Platina purchased a 26% working interest in the Rusty Creek Prospect in Niobrara County, Wyoming, which includes the Finley #1 and Finley #2 producing wells and Finley #4, TA with existing production of approximately 11 barrels of oil per day, plus leases of oil and gas rights on 1,760.11 acres and various personal property for a purchase price ,all of which was paid at closing, of (i) $233,379 (ii) warrants to purchase 2,500,000 shares of Platina's common stock at $.25 per share, (iii) $10,593 for its participation in the workover of the Finley #1 and (iv) $111,896 for its participation in the deepening of the Finley #2.

Item 9.01                       Financial Statements and Exhibits

(a)	Financial Statements: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits:

Exhibit No.	Description

Exhibit 10.1
Agreement of Sale and Purchase dated effective January 1, 2008 between Wildcat Energy Corp., a wholly owned subsidiary of Platina Energy Group, Inc., Energas Resources, Inc. ("Energas"), TGC, Inc., a wholly-owned subsidiary of Energas and AT Gas Gathering Systems, Inc., a wholly-owned subsidiary of Energas.

Exhibit 10.2	Secured non-recourse Commercial Note dated January 1, 2008 in the principal amount of $2,200,000 payable by Wildcat Energy Corp. to Energas Resources, Inc.
Exhibit 10.3	Assignment of Production and Proceeds (Laurel County).
Exhibit 10.4	Assignment of Production and Proceeds (Whitley County).
Exhibit 10.5	Agreement for Sale and Purchase of Oil and Gas Properties dated January 17, 2008 between Platina Energy Group, Inc. and Energas Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  January 24, 2008                                                                          /s/ Blair Merriam
Blair Merriam, Chief Executive Officer